As filed with the Securities and Exchange Commission on January 11, 1996
                                                Registration No. 33-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          BRINKER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

      Delaware                                75-1914582
(State of incorporation)            (I.R.S. employer identification number)

                               6820 LBJ Freeway
                             Dallas, Texas  75240
                                 214-980-9917
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                               Debra L. Smithart
                           Executive Vice President
                          Brinker International, Inc.
                               6820 LBJ Freeway
                             Dallas, Texas  75240
                                 214-980-9917
    (Name, address including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

Roger F. Thomson                                      Bruce H. Hallett
Executive Vice President & General Counsel            Crouch & Hallett, L.L.P.
6820 LBJ Freeway                                      717 N. Harwood St.
Dallas, Texas  75240                                  Suite 1400
214-980-9917                                          Dallas, Texas 75201
                                                      214-953-0053


      Approximate date of commencement of proposed sale to the public: As soon as practicable upon the effective date of this Registration Statement.
      If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    CALCULATION OF REGISTRATION FEE

Title of Each                         Proposed Maximum    Proposed Maximum    Amount of
Class of  Securities  Amount Being    Offering Price        Aggregate         Registration
Being Registered       Registered     Per Share (1)      Offering Price(1)    Fee


Common Stock;           3,999,957         $14.50             $57,999,377       $20,000.00
$0.10 par value          shares


(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on January 9, 1996.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                 SUBJECT TO COMPLETION DATED JANUARY 11, 1996

                               3,999,957 Shares

                          BRINKER INTERNATIONAL, INC.

                                 COMMON STOCK

      The 3,999,957 shares (the "Shares") of Common Stock of Brinker International, Inc., a Delaware corporation ("Brinker" or the "Company"), offered hereby are being sold by the Selling Stockholders. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

      The Shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise on the New York Stock Exchange, or in private transactions (including transactions involving a pledge of the Shares) at prices relating
to  prevailing  market  prices  or  at  negotiated  prices.       The  Selling
Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Act. The offering contemplated hereby will terminate as to the Shares upon the later to occur of the sale of all of the Shares or August 29, 1998. See "Selling Stockholders."

      Sales of the Shares by certain of the Selling Stockholders owning in the aggregate 3,129,615 Shares must comply with certain contractual volume restrictions. See "Selling Stockholders."

      The costs, expenses and fees incurred in connection with the registration of the Shares, which are estimated to be $30,000 (excluding selling commissions and brokerage fees incurred by the Selling Stockholders), will be paid by the Company. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Act, and the Selling Stockholders have agreed to indemnify the Company against certain liabilities relating to information furnished by the Selling Stockholders to the Company and included in this Registration Statement.

      The last reported sale price of the Common Stock on the New York Stock Exchange on January 9, 1996 was $14.25 per share.
                              __________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE COMMISSION OR
                    ANY STATE SECURITIES COMMISSION PASSED
                     UPON THE ACCURACY OR ADEQUACY OF THIS
                        PROSPECTUS.  ANY REPRESENTATION
                              TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                               _________________

               The date of this Prospectus is January 11, 1996.


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


                      DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated in this Prospectus by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1995;
      2. The Company's Quarterly Report on Form 10-Q for the period ended September 27, 1995; and
      3. The Company's Report on Form 8-K filed with the Commission on November 3, 1995.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering of the shares of Common Stock hereunder shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Brinker International, Inc., 6820 LBJ Freeway, Dallas, Texas 75240, Attention: Investor Relations (telephone (214) 980-9917).

                                  THE COMPANY

      Brinker is principally engaged in the operation and development of the Chili's Grill & Bar ("Chili's"), Romano's Macaroni Grill ("Macaroni Grill"), On The Border Cafes ("On the Border"), Cozymel's ("Cozymel's") and Maggiano's/Corner Bakery ("Maggiano's") restaurants. Brinker was organized under the laws of the State of Delaware in September 1983 to succeed to the business operated by Chili's, Inc., a Texas corporation, organized in August 1977. Brinker completed the acquisitions of Macaroni Grill, On The Border, Cozymel's and Maggiano's in November 1989, May 1994, July 1995 and August 1995, respectively.

Restaurants

      Chili's. Chili's establishments are full-service, Southwestern theme restaurants, featuring a casual atmosphere and a limited menu of freshly prepared chicken, beef and seafood entrees, hamburgers, ribs, fajitas, sandwiches, salads, appetizers and desserts, all of which are prepared fresh daily according to special Chili's recipes. Service personnel are dressed casually in jeans or slacks, knit shirts and aprons to reinforce the casual, informal environment. The decor of a Chili's restaurant consists of booth seating, tile-top tables, hanging plants and wood and brick walls covered with interesting memorabilia.

      Macaroni Grill. Macaroni Grill is an upscale Italian theme restaurant which specializes in family-style recipes and features seafood, meat, chicken and pasta entrees, salads, pizza, appetizers and desserts with a full-service bar in most restaurants. Exhibition cooking, wood-burning pizza ovens and rotisseries provide an enthusiastic and exciting environment in the restaurants. Macaroni Grill restaurants feature white linen-clothed tables, fireplaces, sous stations and prominent displays of wines. Service personnel are dressed in white, starched shirts and aprons, dark slacks and bright ties.

      On The Border. On The Border restaurants are full-service, casual Tex-Mex theme restaurants featuring Southwest mesquite-grilled specialties and traditional Tex-Mex entrees and appetizers served in generous portions at modest prices. On The Border restaurants feature an outdoor patio, a full-service bar, booth and table seating and brick and wood walls with a Southwest decor. On The Border restaurants also offer enthusiastic table service intended to minimize customer waiting time and facilitate table turnover while simultaneously providing customers with a satisfying casual dining experience.

      Cozymel's. Cozymel's restaurants are casual, upscale authentic Yucatan restaurants featuring fish, chicken, beef and pork entrees, appetizers, desserts and a full service bar featuring a wide variety of specialty frozen beverages. Cozymel's restaurants offer an authentic "Yucatan vacation" atmosphere, which includes a souvenir shop and an outdoor patio. Service personnel are dressed casually in colorful T-shirts and black pants.

      Maggiano's. Maggiano's restaurants are designed as classic re-creations of a New York City pre-war "Little Italy" dinner house, and the Corner
Bakeries are designed as retail traditional old-world bread bakeries. The existing restaurants and Corner Bakeries are located in the Chicago metropolitan area.

      Each of the Maggiano's restaurants is a casual, full-service, Italian restaurant with a full lunch and dinner menu as well as a family-style menu, offering southern Italian appetizers; homemade breads; large portions of pasta, chicken, seafood, veal and steaks; and a full range of alcoholic beverages. The Maggiano's restaurants feature a casual atmosphere with black and white tile floors and a bakery.

      The Corner Bakeries are designed as a retail bakery in the traditional, old world bread bakery style. The Corner Bakeries offer homemade hearth-cooked loaves, rolls, muffins, cookies and specialty items made fresh daily, including, muffins, brownies and cookies. The breads offered by the Corner Bakeries include baguettes, country loaves and specialty breads such as raisin-nut, olive, chocolate-cherry, multi-grains and ryes. In addition, the Corner Bakeries also offer pizza, focaccia, sandwiches, soups and salads.

      The Company's principal offices are located at 6820 LBJ Freeway, Dallas, Texas 75240, and its telephone number is (214) 980-9917.

Restaurant Locations

      On January 8, 1996, Brinker's system of company-operated and franchised units included 566 restaurants located in 46 states, Canada, Singapore, Malaysia, Indonesia, France, Australia, Egypt, Puerto Rico, Mexico and Great Britain. The Company's portfolio of restaurants is illustrated below:

                                      January 8, 1996
      Chili's:
            Company-Operated              339
            Franchise                     123

      Macaroni Grill:
            Company-Operated               61
            Franchise                       2

      On The Border:
            Company-Operated               19
            Franchise                       4

      Cozymel's                             6

      Maggiano's:
            Maggiano's                      3
            Corner Bakery                   7

      Other                                 2

                  TOTAL:                  566


                             SELLING STOCKHOLDERS

      On August 29, 1995, Brinker completed the acquisition (the "Acquisition") of all of the outstanding shares of stock of Maggiano's Old Orchard, Inc. ("Maggiano's"). As a result of this Acquisition, the former stockholders of Maggiano's received a total of 3,999,957 shares of Brinker's Common Stock. The Selling Stockholders are the former stockholders of Maggiano's. The Company is registering the Shares of the Selling Stockholders pursuant to certain registration rights granted to them pursuant to an Agreement and Plan of Merger entered in connection with the Acquisition.

      The following table contains certain data regarding the beneficial ownership of the Company's Common Stock by the Selling Stockholders on December 31, 1995:

                              Shares Owned                                 Shares Owned
 Selling                     Before Offering       Shares Being         After Offering
Stockholder                 Number    Percent       Offered (1)        Number    Percent (2)


Lettuce Entertain You       55,044       (3)            55,044          -0-          -0-
   Enterprises, Inc.
Richard Melman,          1,172,845      1.5%         1,170,845        2,000          (2)
   Trustee of the
   Richard Melman
   Revocable Trust
Robert Wattel, Trustee     272,920       (3)           272,920          -0-          -0-
   of the Robert Wattel
   Revocable Trust
Charles L. Haskell         272,920       (3)           272,920          -0-          -0-
Manfred J. Joast,          235,720       (3)           235,720          -0-          -0-
   Trustee of the Manfred
   J. Joast Revocable Trust
Mark F. Tormey             353,921       (3)           350,921        3,000          (2)
David Wolfgram             233,739       (3)           233,739          -0-          -0-
George Koutsogiorgas        61,781       (3)            61,781          -0-          -0-
Jonathan Fox               169,297       (3)           169,297          -0-          -0-
Gerard V. Centioli(4)      300,462       (3)           296,462        4,000          (2)
David Swinghamer           126,791       (3)           126,791          -0-          -0-
Susan SouthgateFox          68,410       (3)            68,410          -0-          -0-
Jean Joho                   69,233       (3)            69,233          -0-          -0-
Russell Bry                107,773       (3)           107,773          -0-          -0-
Gabino Sotelino              7,324       (3)             7,324          -0-          -0-
Joseph A. Decker            39,313       (3)            39,313          -0-          -0-
Joseph E. Lanuti, Jr.      105,995       (3)           105,995          -0-          -0-
Kevin Brown                  5,897       (3)             5,897          -0-          -0-
Stephen K. Ottmann,          5,897       (3)             5,897          -0-          -0-
   Trustee of the
   Stephen K. Ottmann
   Revocable Trust
Howard M. Katz               5,897       (3)             5,897          -0-          -0-
Yves Roubaud                 5,897       (3)             5,897          -0-          -0-
John Buchanan                5,897       (3)             5,897          -0-          -0-
Donald C. Carson             5,897       (3)             5,897          -0-          -0-
James G. Banakis             5,897       (3)             5,897          -0-          -0-
Stephen E. LaHaie            5,897       (3)             5,897          -0-          -0-
Robert Vick                  5,897       (3)             5,897          -0-          -0-
Jeffrey D. Goudie            4,684       (3)             4,684          -0-          -0-
Ricardo R. Scicchitano       4,684       (3)             4,684          -0-          -0-
David DiGregorio             4,684       (3)             4,684          -0-          -0-
Mary Kay Halston             2,342       (3)             2,342          -0-          -0-
Michael E. Fox, Trustee     13,480       (3)            13,480          -0-          -0-
   of the Jeffrey Gift
   Trust
Michael E. Fox, Trustee     13,480       (3)            13,480          -0-          -0-
   of the Henry Gift Trust
Michael E. Fox, Trustee      6,740       (3)             6,740          -0-          -0-
   of the Joast
   Grandchildren Gift Trust
Michael E. Fox & Donald R.  22,467       (3)            22,467          -0-          -0-
   Dann, Trustees of the
   R.J. Gift Trust
Michael E. Fox & Donald R.  22,467       (3)            22,467          -0-          -0-
   Dann, Trustees of the
   Jerrod Gift Trust
Michael E. Fox & Donald R.  22,467       (3)            22,467          -0-          -0-
   Dann, Trustees of
   the Molly Gift Trust
Michael E. Fox & Donald R.  16,850       (3)            16,850          -0-          -0-
   Dann, Trustees of the
   Melman Grandchildren
   Gift Trust
Carol V. Tormey and         21,843       (3)            21,843          -0-          -0-
   Elizabeth Buerckholtz,
   Trustees of the
   Griffin Tormey Trust
Carol V. Tormey and         21,843       (3)            21,843          -0-          -0-
   Elizabeth Buerckholtz,
   Trustees of the
   Clay Tormey Trust
Alma Centioli                4,975       (3)             4,975          -0-          -0-
Joel Chestler and Lynn       9,951       (3)             9,951          -0-          -0-
   Chestler as Joint
   Tenants with Right of
   Survivorship
David Contis                 2,487       (3)             2,487          -0-          -0-
Donald R. Dann, Trustee      4,975       (3)             4,975          -0-          -0-
   of the Donald R. Dann
   Insurance Trust
James C. Dowdle              2,487       (3)             2,487          -0-          -0-
W. C. Floersch, Custodian    4,975       (3)             4,975          -0-          -0-
   for the William C.
   Floersch Profit Sharing
   Plan
Bernard Fox and Frances      7,463       (3)             7,463          -0-          -0-
   Kriaris, as Joint
   Tenants with Right of
   Survivorship
Steven Stone                 7,463       (3)             7,463          -0-          -0-
Michael E. Fox & Karen A.    1,661       (3)             1,661          -0-          -0-
   Fox, Tenants in Common
Jerome Timm & Helen Timm     2,487       (3)             2,487          -0-          -0-
   as Joint Tenants with
   Right of Survivorship
Karen A. Fox, as Custodian   1,661       (3)             1,661          -0-          -0-
   for L. Brandon Liss
Melissa J. Riback            1,656       (3)             1,656          -0-          -0-
William B. Fox               1,656       (3)             1,656          -0-          -0-
Christopher F. Riback        1,656       (3)             1,656          -0-          -0-
Elizabeth R. Fox             1,656       (3)             1,656          -0-          -0-
Suzanne Friedman             4,975       (3)             4,975          -0-          -0-
Jason Friedman               2,487       (3)             2,487          -0-          -0-
Albert M. Friedman,          2,487       (3)             2,487          -0-          -0-
   Custodian for Elise
   Friedman
Orley Herron                 2,487       (3)             2,487          -0-          -0-
Northern Realty Group,       2,487       (3)             2,487          -0-          -0-
   Ltd.
Toni Kukoc                   2,487       (3)             2,487          -0-          -0-
Benton C. Strauss,           3,731       (3)             3,731          -0-          -0-
   Trustee of the Paul C.
   Krouse Grantor Retained
   Annuity Trust
Alan Ladin                   2,487       (3)             2,487          -0-          -0-
Daniel Levin                 2,487       (3)             2,487          -0-          -0-
Andrew MacPhail              2,487       (3)             2,487          -0-          -0-
Moo Partners                 9,951       (3)             9,951          -0-          -0-
William Marovitz             4,975       (3)             4,975          -0-          -0-
Andrew McKenna               4,975       (3)             4,975          -0-          -0-
John Mengelt                 2,487       (3)             2,487          -0-          -0-
Robert Moran                 2,487       (3)             2,487          -0-          -0-
William Raffel & Kathleen    2,487       (3)             2,487          -0-          -0-
   Waltz, Joint Tenants
   with Right of Survivorship
John A. Wing                 2,487       (3)             2,487          -0-          -0-
Bernard B. Rinella & Gloria  2,487       (3)             2,487          -0-          -0-
   Rinella, Joint Tenants
   with Right of Survivorship
Joel Zimberoff               2,487       (3)             2,487          -0-          -0-
Benton C. Strauss, Trustee   3,731       (3)             3,731          -0-          -0-
  of the Ann W. Krouse
  Grantor Retained Annuity
  Trust

(1)   Assumes that all of the Shares are sold.
(2) Assuming all of the Shares acquired pursuant to the Acquisition were sold, such Selling Stockholder would own less than 1% of the Company's Common Stock.
(3)   Less than 1%.
(4) Mr. Centioli is a director of the Company and serves as the Senior Vice President--Maggiano's/Corner Bakery President. Of the shares indicated, 2,000 shares are owned by trusts for benefit of Mr. Centioli's children.


      Messrs. Melman, Centioli, Swinghamer, Haskell, Joast, Wattel, Tormey, Wolfgram and Jonathan Fox must sell their Shares acquired in the Acquisition in accordance with certain contractual volume limitations. In any year during the three-year period commencing on August 29, 1995, Messrs. Melman, Centioli, Swinghamer, Tormey, Wolfgram and Fox have agreed not to sell (whether pursuant to this registration statement or otherwise) more than one-third of the Shares offered hereby. In any year during the two-year period commencing on August 29, 1995, Messrs. Haskell, Joast and Wattel have agreed not to sell (whether pursuant to this registration statement or otherwise) more than one-half of the Shares offered hereby.


                         DESCRIPTION OF CAPITAL STOCK

      The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, $0.10 par value, and 1,000,000 shares of Preferred Stock, $1.00 par value. At December 27, 1995, there were 76,617,908 shares of Common Stock of the Company outstanding and no shares of Preferred Stock outstanding.

      Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable. All holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Votes may not be cumulated in the election of directors. Stockholders have no preemptive or subscription rights. The Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions. Holders of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities. The rights of holders of Common Stock will be subject to any preferential rights of any Preferred Stock which may be issued in the future.

      Preferred Stock. The Board of Directors of the Company is authorized to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences.

      Transfer  Agent and  Registrar.   Chemical  Mellon Shareholder  Services
Group, Inc. is the transfer agent and registrar of the Company's Common Stock.

                                LEGAL OPINIONS

      The validity of the shares of Common Stock offered hereby has been passed upon by Crouch & Hallett, L.L.P., Dallas, Texas.

                                    EXPERTS

      The consolidated financial statements of Brinker International, Inc. and subsidiaries as of June 28, 1995 and June 29, 1994, and for each of the years in the three-year period ended June 28, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the consolidated financial statements of Brinker International, Inc. and subsidiaries issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following expenses incurred in connection herewith will be paid by the Selling Stockholders:

            Item                                Amount (1)

      SEC registration fee                      $ 20,000
      Legal fees and expenses                      5,000
      Accounting fees                              3,000
      Miscellaneous                                2,000
            Total                               $ 30,000

________

(1)  All items other than SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

      Article Ninth of the registrant's Certificate of Incorporation provides that no director shall be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not limited (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which such director derived an improper personal benefit.

      Article VI, Section 2 of the registrant's bylaws provides, in general, that the registrant shall indemnify its directors and officers under the circumstances defined in Section 145. The Company has obtained an insurance policy insuring the directors and officers of the Company against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of the Company and its subsidiaries.

Item 16.  Exhibits.

      3(a) --Articles of Incorporation of the registrant. (1)
      3(b) --Bylaws of the registrant. (1)
      5    --Opinion of Crouch & Hallett, L.L.P. (2)
      23(a)--Consent of KPMG Peat Marwick LLP. (2)
      23(b)--Consent of Crouch & Hallett, L.L.P.
             (included in opinion filed as Exhibit 5).
      25   --Power of Attorney (included on p. II-4).
________________

(1) Filed as an exhibit to Annual Report on Form 10-K for the fiscal year ended June 28, 1995.
(2)   Filed herewith.


Item 17.  Undertakings.

      (a) The registrant hereby undertakes (1) to file, during any period in which offers or sales are being made of the Shares registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 11th day of January, 1996.

                        BRINKER INTERNATIONAL, INC.




                        By: /Debra L. Smithart
                           Debra L. Smithart, Executive Vice President
                           and Chief Financial Officer


                               POWER OF ATTORNEY

      Each of the undersigned hereby appoints Ronald A. McDougall and Debra L. Smithart, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on January 11, 1996.

Signature                           Title



/Ronald A. McDougall                President, Chief Executive
Ronald A. McDougall                 Officer and Director
                                    (Principal Executive Officer)



/Debra L. Smithart                  Executive Vice President, Chief
Debra L. Smithart                   Financial Officer and Director (Principal
                                    Financial and Accounting Officer)



/Norman E. Brinker                  Chairman of the Board
Norman E. Brinker



/F. Lane Cardwell, Jr.              Director
F. Lane Cardwell, Jr.



/Creed L. Ford, III                 Director
Creed L. Ford, III



                                    Director
Gerard V. Centioli



                                    Director
Jack W. Evans, Sr.



                                    Director
Rae F. Evans



                                    Director
J. M. Haggar, Jr.


                                    Director
J. Ira Harris



                                    Director
Frederick S. Humphries



/James E. Oesterreicher             Director
James E. Oesterreicher



/Roger T. Staubach                  Director
Roger T. Staubach

                                   EXHIBIT 5



                               January 10, 1996


Brinker International, Inc.
6820 LBJ Freeway
Suite 200
Dallas, Texas  75240

Gentlemen:

We have served as counsel for Brinker International, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Selling Stockholders") in connection with the Registration Statement on Form S-3 covering the sale from time to time by the Selling Stockholders of a maximum of 3,999,957 shares (the "Shares") of Common Stock, $.10 par value, of the Company.

We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares are duly and validly issued, fully paid and non-assessable.

We consent  to  the use  of this  opinion  as Exhibit  5 to  the  Registration
Statement.

                                    Very truly yours,


                                    /Crouch & Hallett, L.L.P.

                                 EXHIBIT 23(a)



                         Independent Auditors' Consent



The Board of Directors
Brinker International, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                              KPMG Peat Marwick LLP


                              /KPMG Peat Marwick


Dallas, Texas
January 8, 1996